Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Money Tree Inc. and subsidiaries

Bainbridge, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-122531 on Form S-1/PEA of our report dated January 4, 2006, relating to the consolidated financial statements of The Money Tree Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in that Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Tallahassee, Florida

January 4, 2006